EXHIBIT 4(a)(iii)

9 November 2012

INTERCONTINENTAL HOTELS GROUP PLC

(the Issuer)

and

SIX CONTINENTS LIMITED

and

INTERCONTINENTAL HOTELS LIMITED

(together, the Guarantors)

and

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED

(the Trustee)

AMENDED AND RESTATED TRUST DEED

relating to a

£750,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS AMENDED AND RESTATED TRUST DEED is made on 9 November 2012 (this Trust Deed)

BETWEEN

(1)	INTERCONTINENTAL HOTELS GROUP PLC (the Issuer);

(2)	SIX CONTINENTS LIMITED (Six Continents);

(3)	INTERCONTINENTAL HOTELS LIMITED (InterContinental, and together with Six Continents, the Guarantors); and

(4)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED (the Trustee, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A) The Issuer, the Guarantors and the Trustee are party to a trust deed dated 27 November 2009, as supplemented by the first supplemental trust deed dated 7 July 2011 (hereinafter the Principal Trust Deed) relating to the Euro Medium Term Note Programme established by the Issuer, pursuant to which, the Issuer may issue from time to time Notes as set out herein (the Programme). The Issuer, the Guarantors and the Trustee desire to amend and restate the Principal Trust Deed in its entirety as set forth in this Trust Deed.

(B) The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

(C) Notes up to a maximum nominal amount from time to time outstanding of £750,000,000 (subject to increase as provided in the Dealer Agreement (as defined below)) (the Authorised Amount) may be issued pursuant to the Programme. Any Notes issued under the Programme on or after the date hereof shall be issued pursuant to this Trust Deed. This does not affect any Notes issued under the Programme or any rights or obligations accrued or incurred under the Principal Trust Deed prior to the date of this Trust Deed.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Trust Deed the following expressions have the following meanings:

Additional Rating Agency means Moody’s and Fitch;

Agency Agreement means, in relation to the Notes of any Series, the agency agreement dated 27 November 2009 (as amended, modified and restated from time to time) between the Issuer, the Guarantors, the Trustee and HSBC Bank plc as Principal

Paying Agent appointing the initial Paying Agent and the Calculation Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor calculation agent in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

Agents means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Calculation Agent or any of them;

Appointee means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under this Trust Deed;

Auditors means the auditors for the time being of the Issuer or, as the case may be, a Guarantor and, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in England as may be nominated in writing by the Trustee for the purpose;

Authorised Signatory means any person who (a) is a Director of the Issuer or, as the case may be, the relevant Guarantor or (b) has been notified to the Trustee by any such Director as being an Authorised Signatory pursuant to sub-clause 8(p) (Authorised Signatories);

Calculation Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as calculation agent in relation to such Notes pursuant to the Agency Agreement and/or, if applicable, Successor calculation agent in relation to such Notes at its Specified office;

CGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

CGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is not applicable;

Change of Control has the meaning given to such term in Condition 2(a) (Interpretation - Definitions);

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Common Safekeeper means an ICSD in its capacity as common safekeeper or a person nominated by the ICSDs to perform the role of common safekeeper;

Conditions means the terms and conditions to be endorsed on, or incorporated by reference in, the Notes of any Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms(s) applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes of such Series accordingly;

Contractual Currency means, in relation to any payment obligation of any Note, the currency in which that payment obligation is expressed and, in relation to Clause 14.1 (Remuneration), pounds sterling or such other currency as may be agreed between the Issuer and the Trustee from time to time;

Couponholder means the holder of a Coupon;

Coupons means any bearer interest coupons in or substantially in the form set out in Part E of Schedule 2 appertaining to the Notes of any Series and for the time being outstanding or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 14 (Replacement of Notes and Coupons) and, where the context so permits, the Talons appertaining to the Notes of such Series;

Dealer Agreement means the agreement between the Issuer and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

Dealers means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the relevant Dealer(s) mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and purchase of such Note;

Director means any Director of the Issuer or, as the case may be, a Guarantor, from time to time;

Drawdown Prospectus means a prospectus specific to a Tranche of Notes which may be constituted either (a) by a single document or (b) by a registration document, a securities note and, if applicable, a summary;

Euroclear means Euroclear Bank SA/NV;

Event of Default means any one of the circumstances described in Condition 12 (Events of Default);

Extraordinary Resolution has the meaning set out in Schedule 3 (Provisions for Meetings of Noteholders);

Final Terms has the meaning ascribed to it in the Dealer Agreement;

Fitch means Fitch Ratings Ltd or any successor;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the Issuer, the Guarantors and the relevant Dealer(s) (as indicated in the relevant Final Terms);

FSMA means the Financial Services and Markets Act 2000;

Global Note means a CGN Temporary Global Note, a CGN Permanent Global Note, an NGN Temporary Global Note or an NGN Permanent Global Note;

ICSDs means Clearstream, Luxembourg and Euroclear;

Issue Date means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Issuer and the relevant Dealer(s);

Interest Commencement Date means, in relation to any interest-bearing Note, the date specified in the relevant Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

Liabilities or Liability means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Stock Exchange means the London Stock Exchange plc;

Material Subsidiary has the meaning set out in Condition 2(a) (Interpretation - Definitions);

Moody’s means Moody’s Investors Service, Inc. or any successor;

NGN Permanent Global Note means a Permanent Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

NGN Temporary Global Note means a Temporary Global Note representing Notes for which the relevant Final Terms specify that the New Global Note form is applicable;

Noteholder and (in relation to a Note) holder means the bearer of a Note;

Notes means the bearer notes of each Series constituted in relation to or by this Trust Deed which shall be in or substantially in the form set out in Schedule 2 and, for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Notes of such Series issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons) and (except for the purposes of Clause 5.1 (Global Notes) and 5.3 (Signature)) each Global Note in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

outstanding means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 18 (Notices)) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 9(j) (Redemption and Purchase — Cancellation) and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 13 (Prescription);

(e)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons); or

(f)	(for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons);

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of the holders of Notes of any Series;

(ii)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 11.1 (Legal Proceedings) and 9.1 (Waiver), Conditions 12 (Events of Default) and 16 (Meetings of Noteholders; Modification and Waiver) and Schedule 3 (Provisions for Meetings of Noteholders);

(iii)	any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them; and

(iv)	the determination by the Trustee whether any event, circumstance, matter or timing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer, any Guarantor or any Subsidiary) for the benefit of the Issuer, any Guarantor or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices appointed pursuant to the relative Agency Agreement and/or, if applicable, any additional and/or Successor paying agents in relation to such Series at their respective Specified Offices;

Permanent Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 (Global Notes) in the form or substantially in the form set out in Part B of 0;

Potential Event of Default means an event or circumstance which could, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 12 (Events of Default), become an Event of Default;

Principal Paying Agent means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

Put Option has the meaning given to such term in Condition 9(e) (Redemption and Purchase — Redemption at the option of Noteholders);

Rating Agency means S&P or any of its respective successors or any Substitute Rating Agency and, for the purposes of Condition 9(f) (Redemption and Purchase — Change of Control Redemption), includes any Additional Rating Agency;

Relevant Date has the meaning ascribed to it in Condition 2(a) (Interpretation — Definitions);

Reserved Matter has the meaning set out in paragraph 1 of Schedule 3 (Provisions for Meetings of Noteholders);

repay includes redeem and vice versa and repaid, repayable, repayment, redeemed, redeemable and redemption shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the issue Date and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

Specified Office means, in relation to any Agent in respect of any Series, either the office identified with its name in Condition 2(a) (Interpretation — Definitions) of such Series or any other office notified to any relevant parties pursuant to the Agency Agreement;

Subsidiary has the meaning set out in Condition 2(a) (Interpretation — Definitions);

Substitute Rating Agency means any rating agency of international standing substituted for the Rating Agency by the Issuer from time to time with the prior written approval of the Trustee, such approval not to be unreasonably withheld or delayed;

Successor means, in relation to the Paying Agents, such other or further person as may from time to time be appointed pursuant to the Agency Agreement as a Paying Agent;

Successor in Business means in respect of a company (the Original Company):

(a) a company or other entity to whom the Original Company validly and effectually, in accordance with all enactments, orders and regulations in force for the time being and from time to time, transfers the whole or substantially the whole of its business, undertaking and assets for the purpose of assuming and conducting the business of the Original Company in its place; or

(b) any other entity which acquires in any other manner the whole or substantially the whole of the undertaking, property and assets of the Original Company and carries on as a successor to the Original Company the whole or substantially the whole of the business carried on by the Original Company prior thereto;

S&P means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies Inc. or any successor;

Talonholder means the holder of a Talon;

Talons means any bearer talons appertaining to the Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 14 (Replacement of Notes, Coupons and Talons);

Temporary Global Note means, in relation to any Series, a Global Note to be issued pursuant to Clause 5.1 (Global Notes) in the form or substantially in the form set out in Part A of 0;

this Trust Deed means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

Tranche means all Notes of the same Series with the same Issue Date and Interest Commencement Date;

Trustee Acts means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

Written Resolution means, in relation to any Series, a resolution in writing signed by or on behalf of the holders of 75 per cent. of the aggregate principal amount of the Notes of such Series for the time being outstanding, whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders; and

Zero Coupon Note means a Note on which no interest is payable.

1.2 Principles of interpretation

In this Trust Deed:

(a)	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(b)	Additional amounts: principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts, any redemption amounts and any premium which may be payable under the Conditions;

(c)	Relevant Currency: relevant currency shall be construed as a reference to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the relevant Final Terms;

(d)	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e)	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(f)	Clauses and Schedules: a Schedule or a Clause, sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, sub-clause, paragraph or sub-paragraph hereof respectively;

(g)	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits (but not in the case of any Notes in NGN form), be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

(h)	Trust corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

(i)	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa;

(j)	Records: any reference to the records of an ICSD shall be to the records that each of the ICSDs holds for its customers which reflect the amount of such customers’ interests in the Notes (but excluding any interest in any Notes of one ICSD shown in the records of another ICSD);

(k)	Drawdown Prospectus: each reference to Final Terms shall, in the case of a Series of Notes which is the subject of a Drawdown Prospectus be read and construed as a reference to the final terms of the Notes set out in such Drawdown Prospectus;

(l)	Guarantees: all references in this Trust Deed to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof; and

(m)	Proceedings: all references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or any Guarantor (as the case may be).

1.3 The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4 Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5 The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

1.6 Written Notices/Approvals

Any reference to a written notice or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice being given by email.

2. AMOUNT AND ISSUE OF THE NOTES

2.1 Amount of the Notes

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Authorised Amount and, for the purpose of determining such aggregate nominal amount, Clause 14 of the Dealer Agreement shall apply.

2.2 Prior to each Issue Date

By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Issuer shall:

(a)	deliver or cause to be delivered to the Trustee a draft of the relevant Final Terms and, if applicable, notify the Trustee of any proposed changes to the draft Final Terms delivered to the Trustee; and

(b)	notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

For the avoidance of doubt, the Trustee shall not be required in any case to approve such Final Terms.

2.3 Constitution of Notes

Upon the issue of the Temporary Global Note, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4 Further legal opinions

After each anniversary of this Trust Deed and prior to the first issue of any Notes, on each occasion when a legal opinion is delivered to a Dealer pursuant to Clause 5.11 of the Dealer Agreement and on such other occasions as the Trustee so requests, the Issuer will procure, at no cost to the Trustee, that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee, provided that the Trustee shall not be required to approve the applicable legal opinions. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the issue of Notes pursuant to this Trust Deed.

3. COVENANT TO REPAY

3.1 Covenant to repay

The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes), until all such payments (both before and after judgment or other order of a court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest (which shall accrue from day to day) on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided that:

(a)	every payment of principal, interest or other sum due in respect of such Notes or any of them made to the Principal Paying Agent in the manner provided in the Agency Agreement shall satisfy pro tanto, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders or Couponholders (as the case may be) in accordance with the Conditions;

(b)	if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders or Couponholders (as the case may be) or, if earlier, the seventh day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent or the Trustee except, in the case of payment to the Principal Paying Agent, to the extent that there is failure in the subsequent payment to the Noteholders or Couponholders (as the case may be) under the Conditions; and

(c)	in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provision of Condition 8 (Zero Coupon Note Provisions) shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or, if earlier, the seventh day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders provided that on further due presentation of the relevant Note such payment is in fact made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders in accordance with their respective interests.

3.2 Following an Event of Default

At any time after any Event of Default or Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 12 (Application of Moneys) to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the Issuer, the Guarantors, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(i)	to act thereafter, until otherwise instructed by the Trustee, as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(ii)	to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of Notes and Coupons to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso 3.1(a) to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the Issuer and the Guarantors) Clause 12.4 (Payments to Noteholders and Couponholders) shall cease to have effect.

3.3 Interest on Floating Rate Notes following Event of Default

If Floating Rate Notes become immediately due and repayable under Condition 12 (Events of Default) the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes of the relevant Series become so due and repayable in accordance with Condition 12 (Events of Default) (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4 Currency of payments

All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5 Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4. GUARANTEE

4.1 The Guarantors hereby irrevocably and unconditionally and on a joint and several basis, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer, guarantee to the Trustee:

(a)	the due and punctual payment in accordance with the provisions of this Trust Deed of the principal of and premium (if any) and interest on the Notes and of any other amounts payable by the Issuer under this Trust Deed; and

(b)	the due and punctual performance and observance by the Issuer of each of the other provisions of this Trust Deed on the Issuer’s part to be performed or observed.

4.2 If the Issuer fails for any reason whatsoever punctually to pay any such principal, premium, interest or other amount, the Guarantors shall cause each and every such payment to be made as if the Guarantors instead of the Issuer were expressed to be the primary obligor under this Trust Deed and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, premium, interest or such other amount as would have been receivable had such payments been made by the Issuer.

4.3 If any payment received by the Trustee or any Noteholder or Couponholder under the provisions of this Trust Deed shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of the Guarantors and this guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and the Guarantors shall indemnify the Trustee and the Noteholders and/or Couponholders (as the case may be) in respect thereof provided that the obligations of the Issuer and/or the Guarantors under this sub-clause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

4.4 Each of the Guarantors hereby agrees that its obligations under this Clause shall be unconditional and that it shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under this Trust Deed, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of this Trust Deed have been modified, whether or not any time, indulgence, wavier, authorisation or consent has been granted to the Issuer by or on behalf of the Noteholders or the Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 9 (Amendments and Substitution) whether or not there have been any dealings or transactions between the Issuer, any of the Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to any guarantor. Accordingly, the validity of this guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the Issuer under this Trust Deed and this guarantee shall not be discharged nor shall the liability of a Guarantor under this Trust Deed be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

4.5 Without prejudice to the provisions of Clause 11 (Enforcement) the Trustee may determine from time to time whether or not it will enforce this guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantors in relation to this guarantee which the Trustee may consider expedient in the interests of the Noteholders.

4.6 The Guarantors waive diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to this Trust Deed or the indebtedness evidenced thereby and all demands whatsoever and covenants that this guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under this Trust Deed, shall not be discharged except by complete performance of the obligations in this Trust Deed and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantors or otherwise.

4.7 If any moneys shall become payable by the Guarantors under this guarantee the Guarantors shall not, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)	in respect of any amounts paid by it under these guarantees, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)	in respect of any other moneys for the time being due to the Guarantors by the Issuer, claim payment thereof or exercise any other right or remedy.

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee). If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by the Guarantors before payment in full of all amounts payable under this Trust Deed shall have been made to the Noteholders, the Couponholders and the Trustee, such payment or distribution shall be received by the Guarantors on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under this Trust Deed in accordance with Clause 12 (Application of Moneys).

4.8 Until all amounts which may be or become payable by the Issuer under this Trust Deed have been irrevocably paid in full, the Trustee may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantors shall not be entitled to the benefit of the same; and

(b)	hold in a suspense account any moneys received from the Guarantors or an account of the Guarantors’ liability under this guarantee, without liability to pay interest on those moneys.

5. THE NOTES

5.1 Global Notes

(a)	The Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the relevant Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Notes in definitive form together with, where applicable, (except in the case of Zero Coupon Notes) Coupons, and where applicable Talons attached.

(b)	Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Notes in definitive form.

All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Dealer Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

5.2 Notes in definitive form

Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part C of 0. Any Coupons and Talons will also be security printed in accordance with the same requirements and will be attached to the Notes in definitive form at the time of issue. Notes in definitive form will be endorsed with the Conditions and shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).

5.3 Signature

The Global Notes and the Notes in definitive form will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent and if applicable, will be effectuated manually by or on behalf of the Common Safekeeper. The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note or Note in definitive form he is no longer so authorised. Global Notes and Notes in definitive form so executed, duly authenticated and, if applicable, duly effectuated will be binding and valid obligations of the Issuer and title thereto shall pass by delivery.

5.4 Entitlement to treat holder as owner

The Issuer, the Guarantors, the Trustee and any Paying Agent may deem and treat the holder of any Note and the holder of any Coupon as the absolute owner of such Note or Coupon, as the case may be, free of any equity, set-off or counterclaim on the part of the Issuer or any Guarantor against the original or any intermediate holder of such Note or Coupon (whether or not such Note or Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Guarantors, the Trustee and any Paying Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.5 Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of this Trust Deed) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

6. CANCELLATION OF NOTES AND RECORDS

6.1 The Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the Issuer, a Guarantor or any Subsidiary and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 (Replacement of Notes, Coupons and Talons) (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 14 (Replacement of Notes, Coupons and Talons), shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(i)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(ii)	the serial numbers of such Notes in definitive form;

(iii)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(iv)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any Subsidiary and cancelled and the serial numbers of such Notes in definitive form and, in the case of Notes in definitive form, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(vi)	the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Notes in definitive form bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Notes in definitive form to which such missing unmatured Coupons appertained; and

(viii)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within one month after the end of each calendar quarter during which any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place. The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2 The Issuer shall procure (a) that the Principal Paying Agent shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption, any cancellation or any payment (as the case may be) and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (b) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7. COVENANT TO COMPLY WITH THE TRUST DEED

7.1 Covenant to comply with the Trust Deed

Each of the Issuer and each Guarantor severally covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Guarantors, the Noteholders, the Couponholders and all persons claiming through or under them respectively. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

7.2 Trustee may enforce Conditions

The Trustee shall itself be entitled to enforce the obligations of the Issuer and each Guarantor under the Notes and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

8. COVENANTS BY THE ISSUER AND THE GUARANTORS

So long as any of the Notes remains outstanding, the Issuer and the Guarantors will each:

(a)	Books of account: at all times keep and procure that all its Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer or, as the case may be, the relevant Guarantor to be prepared and, if the Trustee, in its sole opinion, determines that it is necessary to request access to such books of account, allow the Trustee and any person appointed by it, to whom the Issuer, the relevant Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection, free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Issuer;

(b)

Event of Default: give notice in writing to the Trustee forthwith of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 5 (Negative Pledge) or of the occurrence of any Event of Default, Potential Event of Default, Change of

Control or Change of Control Put Event and without waiting for the Trustee to take any further action;

(c)	Certificate of Compliance: provide to the Trustee within seven days of any request by the Trustee and at the time of the despatch to the Trustee of its annual balance sheet and profit and loss account, and in any event not later than 180 days after the end of its financial year, a certificate, signed by two Authorised Signatories of the Issuer or, as the case may be, the relevant Guarantor certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the Certified Date) the Issuer or, as the case may be, the relevant Guarantor has complied with its obligations under this Trust Deed and the Notes (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default, Potential Event of Default, Change of Control Put Event, Change of Control or other matter which could affect the ability of the Issuer or, as the case may be, the relevant Guarantor to perform its obligations under this Trust Deed or (if such is not the case) specifying the same;

(d)	Financial statements: send to the Trustee and to the Principal Paying Agent (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies of the Issuer’s or, as the case may be, the relevant Guarantor’s consolidated annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular issued (or which under any legal or contractual obligation should be issued) to the members or holders of debentures or creditors (or any class of them) of the Issuer or, as the case may be, the relevant Guarantor in their capacity as such at the time of the actual (or legally or contractually required) issue or publication thereof and procure that the same are made available for inspection by Noteholders and Couponholders at the Specified Offices of the Paying Agents as soon as practicable thereafter;

(e)	Information: so far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require in accordance with its fiduciary duties and obligations to the Noteholders and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 8(c) (Certificate of Compliance) for the exercise of its duties, trusts, powers, authorities and discretions vested in it under this Trust Deed or by operation of law;

(f)	Notes held by Issuer and the Guarantors: send to the Trustee forthwith upon being so requested in writing by the Trustee a certificate of the Issuer or, as the case may be, the relevant Guarantor (signed on its behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the Issuer, the relevant Guarantor or any Subsidiary;

(g)	Execution of further Documents: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

(h)	Notices to Noteholders: send or procure to be sent to the Trustee not less than three business days in London prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with Condition 18 (Notices) and not publish such notice without such approval (such approval not to be unreasonably withheld or delayed) and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

(i)	Notification of non-payment: use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes or Coupons;

(j)	Notification of late payment: in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of any of the Notes or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made in accordance with Condition 18 (Notices);

(k)	Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes or Coupons accordingly;

(l)	Tax or optional redemption: if the Issuer gives notice to the Trustee that it intends to redeem the Notes pursuant to Conditions 9(b) (Redemption and Purchase — Redemption for tax reasons) and 9(c) (Redemption and Purchase — Redemption at the option of the Issuer) and prior to the Issuer giving such notice to the Noteholders, provide such information to the Trustee as the Trustee requires in order to satisfy itself of the matters referred to in such Condition;

(m)	Obligations of Agents: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes or Coupons and at all times maintain Paying Agents and a Calculation Agent in accordance with the Conditions;

(n)	Change of taxing jurisdiction: if before the Relevant Date for any Note or Coupon the Issuer or any Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer or, as the case may be, the relevant Guarantor shall have become subject as aforesaid, such trust deed also to modify Condition 11 (Taxation) so that such Condition shall make reference to that other or additional territory;

(o)	Listing: at all times use reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant competent authority, stock exchange and/or quotation system on which they are admitted to listing, trading and/or quotation on issue as indicated in the relevant Final Terms or, if it is unable to do so having used all reasonable endeavours or, if the Trustee considers that the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other competent authority, stock exchange and/or quotation system as the Issuer and the Guarantors may (with the approval of the Trustee decide and give notice of the identity of such other competent authority, stock exchange or quotation system to the Noteholders;

(p)	Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer and each Guarantor, together with certified specimen signatures of the same;

(q)	Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder; and

(r)	Notification of amendment to Dealer Agreement: notify the Trustee of any amendment to the Dealer Agreement.

(s)	Auditor’s certificates: cause to be prepared and certified by the Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant stock exchange;

(t)	Further documents: at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to this Trust Deed;

(u)	Appointment and removal of Agents: give notice to the Noteholders in accordance with Condition 18 (Notices) of any appointment, resignation or removal of any Paying Agent or Calculation Agent (other than the appointment of the initial Agents and Calculation Agent) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; provided always that so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent no such termination shall take effect until a new Calculation Agent or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(v)	Subsidiaries: procure its Subsidiaries to comply with all applicable provisions of Condition 9 (Redemption and Purchase);

(w)	Documents available for inspection: use reasonable endeavours to procure that each Paying Agent makes available for inspection by Noteholders and Couponholders at its specified office copies of this Trust Deed, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantors;

(x)	U.S. Paying Agent: if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 18 (Notices);

(y)	Dealer Agreement: promptly provide the Trustee with copies of all supplements and/or amendments and/or restatements of the Dealer Agreement;

(z)	List of Material Subsidiaries: give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (c) above, a certificate signed by two Authorised Signatories of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) listing those Subsidiaries of the Issuer which as at the date hereof, as at the Certified Date (as defined in paragraph (c) above) of the relevant certificate given under paragraph (c) above or, as the case may be, as at the first day on which the then latest audited consolidated accounts of the Issuer became available were Material Subsidiaries for the purposes of Condition 12 (Events of Default);

(aa)

Change in Material Subsidiaries: give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Issuer which thereby becomes a Material Subsidiary, a certificate by two Authorised Signatories of the Issuer addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(bb)	Coupons: upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuer, the Guarantors or any other Subsidiary of the Issuer;

(cc)	Legal Opinions: prior to making any modification or amendment or supplement to this Trust Deed, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(dd)	Euroclear and Clearstream: use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee as soon as practicable after such request; and

(ee)	Notice of rating downgrade: promptly notify the Trustee upon becoming aware that any of the ratings assigned to the Notes has been downgraded or withdrawn.

9. AMENDMENTS AND SUBSTITUTION

9.1 Waiver

Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may, without any consent or sanction of the Noteholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer or any Guarantor of any of the covenants or provisions contained in this Trust Deed or the Notes or Coupons (other than a proposed breach or breach relating to the subject of a Reserved Matter) or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 20 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 3 (Provisions for Meetings of Noteholders).

9.2 Modifications

Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may from time to time and at any time without any consent or sanction of the Noteholders or Couponholders concur with the Issuer and the Guarantors in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 3 or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error or an error which is, in the opinion of the Trustee, proven. Any such modification shall be binding on the Noteholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with Condition 18 (Notices).

9.3 Substitution

(a)	Procedure: Without prejudice to Clause 9.4 (Rating Confirmations), the Trustee may (1) without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of a Guarantor or its successor in business or any Subsidiary of the Issuer (hereinafter called the Substituted Obligor) as the principal debtor under this Trust Deed in relation to the Notes and Coupons of any Series and under the Notes and Coupons of that Series and (2) without the consent of the Noteholders or the Couponholders, agree to the substitution of any Subsidiary of any Guarantor (also a Substituted Obligor) in place of a Guarantor (or any previous substitute under this Clause) as the guarantor under this Trust Deed in relation to the Notes and Coupons of any Series and under the Notes and Coupons of that Series, in each case provided that:

(i)	a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed, the Notes and the Coupons (with any consequential amendments which the Trustee may deem appropriate) as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes and the Coupons as the principal debtor in place of the Issuer or, as the case may be, as the guarantor in place of the relevant Guarantor (or of any previous substitute under this Clause);

(ii)

the Issuer, the Guarantors and the Substituted Obligor execute such other deeds, documents and instruments (if any) as the Trustee may require in order that the substitution is fully effective and comply with such other requirements as the Trustee may direct in the interests of the Noteholders and the Couponholders;

(iii)	an unconditional and irrevocable guarantee in form and substance satisfactory to the Trustee shall have been given (x) in the case of the substitution of the Issuer as provided in (1) above, by the Issuer and each of the Guarantors or, if one of the Guarantors or its successor in business has become the Substituted Obligor, by the Issuer and the remaining Guarantor or (y) in the case of the substitution of a Guarantor as provided in (2) above, by each of the Guarantors, of the obligations of the Substituted Obligor under this Trust Deed and the Notes;

(iv)	the Trustee is satisfied that (i) the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor or, as the case may be, as a guarantor in respect of this Trust Deed and the Notes and the Coupons in place of the Issuer and/or, as the case may be, the Guarantors or the relevant Guarantor (or such previous substitute as aforesaid) and (ii) the Issuer and/or, as the case may be, the Guarantors or the relevant Guarantor has obtained all governmental and regulatory approvals and consents necessary for the guarantee to be fully effective as referred to in sub-clause 9.3(c) and (iii) such approvals and consents are at the time of substitution in full force and effect;

(v)	(without prejudice to the generality of the preceding sub-clauses of this sub-clause 9.3(a)) where the Substituted Obligor is incorporated, domiciled or resident in or is otherwise subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority of or in such territory having power to tax (the Substituted Territory) other than or in addition to the territory, the taxing jurisdiction of which (or to any such authority of or in which) the Issuer or, as the case may be, the relevant Guarantor is subject generally (the Issuer’s Territory), the Substituted Obligor will (unless the Trustee otherwise agrees) give to the Trustee an undertaking in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 11 (Taxation) with the substitution for the reference in that Condition to the Issuer’s Territory of references to the Substituted Territory and in such event the Trust Deed and Notes and Coupons will be interpreted accordingly;

(vi)	without prejudice to the rights of reliance of the Trustee under sub-clause 9.3(d) (Directors’ certification) the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders;

(vii)	the Rating Agency has confirmed in writing to the Trustee that the substitution of the Substituted Obligor will not result in:

(A)	in respect of any Series of Notes which is not specifically rated by any rating agency, a downgrading of the then current credit rating of any rating agency applicable to the class of debt represented by the Notes; or

(B)	in respect of any Series of Notes which is specifically rated by any rating agency, a downgrading of the then current credit rating applicable to such Series of Notes by such rating agency;

(b)	Change of law: in connection with any proposed substitution of the Issuer or any Guarantor or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders or the Couponholders agree to a change of the law from time to time governing the Notes and the Coupons and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

(c)	Extra duties: the Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

(d)	Directors’ certification: if any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer or, as the case may be, the relevant Guarantor (or of any previous substitute under this Clause);

(e)	Interests of Noteholders: in connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or the Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory and no Noteholder or Couponholder shall, in connection with any such substitution, be entitled to claim from the Issuer or, as the case may be, the relevant Guarantor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;

(f)

Release of Issuer or, as the case may be, the relevant Guarantor: any agreement by the Trustee pursuant to sub-clause 9.3(a) (Procedure) shall, if so expressed, operate to release the Issuer or, as the case may be, the relevant Guarantor (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor or, as the case may be, as guarantor, in respect of the Notes and Coupons and this Trust Deed (but without prejudice to its liabilities under any guarantee given pursuant to sub-clause 9.3(c) (Extra duties)). Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

(g)	Completion of substitution: upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes and Coupons as the principal debtor in place of the Issuer or, as the case may be, the guarantor in place of the relevant Guarantor (or in each case of any previous substitute under this Clause) and this Trust Deed, the Notes and the Coupons shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes and Coupons to the Issuer or, as the case may be, the relevant Guarantor shall be deemed to be references to the Substituted Obligor.

9.4 Rating Confirmations

For the purposes of determining whether or not the exercise by the Trustee of any of its trusts, powers, authorities, duties and discretions under this Trust Deed (including, without limitation, any modification, waiver, authorisation, determination or substitution), is materially prejudicial to the interests of the Noteholders of any Series of Notes, the Trustee shall be entitled to rely on (but is not bound by) any S&P or any Substituted Rating Agency confirmation received in respect thereof.

10. BREACH

Any breach of or failure to comply by the Issuer or the Guarantors with any such terms and conditions as are referred to in Clauses 8 (Covenants by the Issuer and the Guarantors) and 9 (Amendments and Substitution) shall constitute a default by the Issuer or the Guarantors (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to this Trust Deed.

11. ENFORCEMENT

11.1 Legal proceedings

The Trustee may at any time, at its discretion and without further notice, institute such proceedings against the Issuer and the Guarantors as it may think fit to recover any amounts due in respect of the Notes which are unpaid or to enforce any of its rights under this Trust Deed or the Conditions but it shall not be bound to take any such proceedings or any other action under this Trust Deed or the Notes unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-fifth in principal amount of the outstanding Notes and (b) it shall have been indemnified and/or secured and/or prefunded to its satisfaction against all Liabilities to which it may thereby become liable and all Liabilities incurred by it in connection therewith and provided that the Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders or Couponholders. Only the Trustee may enforce the provisions of the this Trust Deed and the Notes and

Coupons and no Noteholder or Couponholder shall be entitled to proceed directly against the Issuer and/or any Guarantor unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

11.2 Evidence of default

Proof that:

(a)	as regards any specified Note the Issuer has made default in paying any principal due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Notes in respect of which a corresponding payment is then due;

(b)	as regards any specified Coupon the Issuer has made default in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Coupons in respect of which a corresponding payment is then due; and

(c)	as regards any Talon, the Issuer has made default in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has made the like default as regards all other Talons which are then available for exchange, and for the purposes of Subclauses 11.2(a) and 11.2(b) a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

12. APPLICATION OF MONEYS

12.1 Application of moneys

All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes or Coupons which have become void under the Conditions shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under this Trust Deed from the Issuer or, as the case may be, the Guarantors to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee on trust to apply them (subject to Clause 12.2 (Investment of moneys):

(a)	first, in payment or satisfaction of those Liabilities incurred by the Trustee or any Appointee in the preparation, maintenance and execution of the trusts of this Trust Deed (including remuneration and any additional remuneration of the Trustee);

(b)	secondly, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

(c)	thirdly, the balance (if any) in payment to the Issuer (without prejudice to, or liability in respect of, any question as to how such payments shall be dealt with as between the Issuer and the Guarantors and any other person).

Without prejudice to this Clause 12, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 13 (Prescription), the Trustee will hold such moneys on the above trusts.

12.2 Investment of moneys

If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 12.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

12.3 Authorised Investments

Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any Liability occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest that would be payable by it on such deposit to an independent customer.

12.4 Payment to Noteholders and Couponholders

The Trustee shall give notice to the Noteholders in accordance with Condition 18 (Notices) of the date fixed for any payment under Clause 12.1 (Application of Moneys). Any payment to be made in respect of the Notes or Coupons of any Series by the Issuer, any Guarantor or the Trustee may be made in the manner provided in Condition 10 (Payments), the Agency Agreement and this Trust Deed and any payment so made shall be a good discharge of such payment to the extent of such payment by the Issuer, the relevant Guarantor or the Trustee (as the case may be).

12.5 Production of Notes and Coupons

Upon any payment under Clause 12.4 (Payment to Noteholders and Couponholders) of principal or interest, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall in respect of a Note or Coupon (a) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon (or, in the case of part payment of an NGN Temporary Global Note or an NGN Permanent Global Note cause the Principal Paying Agent to procure that the ICSDs make appropriate entries in their records to reflect such payment) or (b) in the case of payment in full, cause such Note or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

12.6 Noteholders to be treated as holding all Coupons

Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary assume that each Noteholder is the holder of all Coupons and Talons appertaining to each Note of which he is the holder.

12.7 Regulated Activities

Notwithstanding anything in this Trust Deed to the contrary, the Trustee shall not be required to do anything which might constitute a regulated activity for the purpose of the FSMA, unless it is authorised under the FSMA to do so.

The Trustee shall have the discretion at any time (i) to delegate any of the functions which fall to be performed by an authorised person under the FSMA to any agent or person which has the necessary authorisations and licences and (ii) to apply for authorisation under the FSMA and perform any or all such functions itself if, in its absolute discretion, it considers it necessary, desirable or appropriate to do so.

13. TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

13.1 Reliance on Information

(a)	Advice: the Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any Guarantor, any Subsidiary or any Agent) and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, email or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	Certificate of Directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Directors and/or two Authorised Signatories of the Issuer or any Guarantor, as the case may be, or other person duly authorised on its behalf as to any fact or matter prima facie within the knowledge of the Issuer or the relevant Guarantor, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying expedient, as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

(c)	Certificate of Auditors: a certificate of the Auditors of the Issuer that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantors, the Trustee, the Noteholders and the Couponholders;

(d)	Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or in the case of a Written Resolution in writing or a direction or a request it was not signed by the requisite number of Noteholders or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders and the Couponholders;

(e)

Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system in relation to any matter. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s

EUCLID or Clearstream, Luxembourg’s Cedcom system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Notes is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system and subsequently found to be forged or not authentic;

(f)	Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 11 (Taxation) and/or any undertaking given in addition thereto or in substitution therefor under this Trust Deed;

(g)	Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

(h)	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(i)	Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer or any Guarantor under sub-clause 8(f) (Notes held by Issuer and the Guarantors), that no Notes are for the time being held by or for the benefit of the Issuer, any Guarantor or any Subsidiary;

(j)	Forged Notes: the Trustee shall not be liable to the Issuer, any Guarantor or any Noteholder or Couponholder by reason of having accepted as valid or not having rejected any Note or Coupon as such and subsequently found to be forged or not authentic;

(k)	Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default, or Potential Event of Default, Change of Control or Change of Control Put Event has happened and that the Issuer and each Guarantor is observing and performing all the obligations on its part contained in the Notes and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

(l)	Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby;

(m)	Authorised Amount: the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Authorised Amount;

(n)	Trustee not Responsible: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

(o)	Freedom to Refrain: notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation;

(p)

Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed; and

(q)	Reliance by Trustee: any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of this Trust Deed may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof and notwithstanding that the scope and/or basis of such certificate or report may be limited by any engagement or similar letter or by the terms of the certificate or report itself.

13.2	Trustee’s powers and duties

(a)	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer or any Guarantor of any obligation under the provisions of this Trust Deed or contained in the Notes or Coupons is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders;

(b)	Determination of questions: the Trustee as between itself and the Noteholders and the Couponholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders and the Couponholders;

(c)

Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all Liabilities which it may incur by so doing;

(d)	Trustee’s consent: any consent or approval given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require. The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Trust Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For any avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence;

(e)	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders;

(f)	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Notes in definitive form, the exchange of any Permanent Global Note for Notes in definitive form or the delivery of any Note or Coupon to the persons entitled to them;

(g)	Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

(h)	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i)

Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officer(s) for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person(s) or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

(j)	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(k)	Maintenance of ratings: the Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency;

(l)	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder confidential information or other information made available to the Trustee by the Issuer or any Guarantor in connection with this Trust Deed and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

(m)	Responsibility for loss: the Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything properly done or properly omitted to be done by it in accordance with the provisions of this Trust Deed.

13.3 Financial matters

(a)	Professional charges: Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(b)	Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not assured to it; and

(c)	Trustee may enter into financial transactions with the Issuer and Guarantors: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, any Guarantor, or any Subsidiary, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any Subsidiary, any Guarantor or any person or body corporate directly or indirectly associated with the Issuer or any Subsidiary, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Couponholders, the Issuer, any Guarantor or any Subsidiary, or any person or body corporate directly or indirectly associated with the Issuer, any Guarantor or any Subsidiary, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

13.4 Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

13.5 Trustee Liability

(a)	Nothing in this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Trust Deed conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under this Trust Deed.

(b)

Notwithstanding any provision of this Trust Deed to the contrary, the Trustee shall not in any event be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits, goodwill, reputation, business opportunity or anticipated saving), whether or not foreseeable, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract, breach of trust or otherwise; provided however, that this clause shall not be deemed to apply in the event of a determination of fraud on the part of the Trustee in a judgement by a court having jurisdiction.

14. COSTS AND EXPENSES

14.1 Remuneration

(a)	Normal remuneration: The Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on the anniversary of the date hereof in each year and the first payment shall be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders or Couponholders up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or Coupon or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will commence again to accrue until payment to such Noteholder or Couponholder is made).

(b)	Extra remuneration: In the event of the occurrence of an Event of Default, a Potential Event of Default, a Change of Control or a Change of Control Put Event or the Trustee considering it expedient or necessary or being requested by the Issuer or any Guarantor to undertake duties which the Trustee and the Issuer or such Guarantor agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(c)	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

(d)	Failure to agree: In the event of the Trustee and the Issuer failing to agree:

(i)	(in a case to which sub-clause 14.1(a) (Normal remuneration) applies) upon the amount of the remuneration; or

(ii)	(in a case to which sub-clause 14.1(b) (Extra remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration, such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the

President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.

(e)	Expenses: The Issuer shall also pay or discharge all costs, charges and expenses properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

(f)	Indemnity: Without prejudice to the right of indemnity by law given to trustees, the Issuer shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be properly incurred by it or him in the preparation or execution or purported execution of any of its or his trusts, powers authorities and discretions under this Trust Deed or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to the Trust Deed or any such appointment (including all Liabilities incurred in disputing or defending the foregoing). The Trustee may use reasonable endeavours to provide to the Issuer written evidence of any Liabilities referred to in this Clause.

(g)	Payment of amounts due: All amounts due and payable pursuant to sub-clauses 14.1(e) (Expenses) and 14.1(f) (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Trustee; the rate of interest applicable to such payments shall be one per cent. per annum above the base rate from time to time of HSBC Bank plc and interest shall accrue:

(i)	in the case of payments made by the Trustee prior to the date of the demand, from the date on which the payment was made or such later date as specified in such demand;

(ii)	in the case of payments made by the Trustee on or after the date of the demand, from the date specified in such demand, which date shall not be a date earlier than the date such payments are made.

All remuneration payable to the Trustee shall carry interest at the rate specified in this Clause 14.1(g) (Payment of amounts due) from the due date thereof.

(h)	Apportionment of expenses: The Trustee shall apportion the costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

(i)	Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 14 (Costs and Expenses) shall continue in full force and effect notwithstanding such discharge.

(j)	Payments: All payments to be made by the Issuer to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amount as will, after such deduction or withholding has been made, leave the Trustee with the full amount which would have been received by it had no such withholding or deduction been required.

14.2 Stamp duties

The Issuer will pay all stamp duties, registration taxes, capital duties and other similar fees, duties or taxes (if any), including interest and penalties, payable on or in connection with (a) the constitution and issue of the Notes and Coupons, (b) the initial delivery of the Notes, (c) any action taken by the Trustee (or any Noteholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (d) the execution and delivery of this Trust Deed. If the Trustee (or any Noteholder, or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Note is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

14.3 Exchange rate indemnity

(a)	Currency of Account and Payment: The Contractual Currency is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with this Trust Deed, the Notes and the Coupons including damages;

(b)	Extent of Discharge: an amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer or any Guarantor or otherwise) by the Trustee or any Noteholder or Couponholder in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only discharge the Issuer or any Guarantor to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so);

(c)	Indemnity: if that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes or the Coupons, the Issuer and the Guarantor will indemnify the Trustee or any Noteholder or Couponholder against any Liability sustained by it as a result. In any event, the Issuer and the Guarantor will indemnify the recipient against the cost of making any such purchase; and

(d)	any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under this Trust Deed (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

14.4 Indemnities separate

The indemnities in this Clause 14 (Costs and Expenses) constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes or the Coupons or any other judgment or order. Any such Liability as referred to in sub-clause 14.3(c) (Indemnity) shall be deemed to constitute a Liability suffered by the Trustee, the Noteholders and the Couponholders and no proof or evidence of any actual Liability shall be required by the Issuer or any Guarantor or its liquidator or liquidators.

15. APPOINTMENT AND RETIREMENT

15.1 Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal. If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of this Trust Deed, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

15.2 Co-trustees

Notwithstanding the provisions of Clause 15.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer and the Guarantors but without the consent of the Issuer or the Guarantors or the Noteholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders or the Couponholders; or for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

(b)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

15.3 Attorneys

The Issuer and each Guarantor hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as Liabilities incurred by the Trustee.

15.4 Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than 60 days’ notice in writing to the Issuer without assigning any reason thereof and without being responsible for any Liabilities occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its reasonable endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 15.4, the Trustee shall be entitled to procure forthwith a new trustee.

15.5 Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

15.6 Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes or the Coupons.

15.7 Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

16. NOTICES

16.1 Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

(a)	Issuer: if to the Issuer, to it at:

InterContinental Hotels Group PLC

Broadwater Park

Denham

Buckinghamshire UB9 5HR

Fax:     01895 512 101

Attention:             The General Counsel and Company Secretary

(b)	Guarantors: if to the Guarantors, to them c/o the Issuer

(c)	Trustee: if to the Trustee, to it at:

HSBC Corporate Trustee Company (UK) Limited

8 Canada Square

London E14 5HQ

Fax: +44 20 7991 4350

Attention: CTLA Trustee Service Administration

16.2 Effectiveness

Every notice or other communication sent in accordance with Clause 16.1 (Addresses for Notices) shall be effective as follows:

(a)	Letter or fax: if sent by letter, it shall be deemed to have been delivered 7 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

(b)	Telex: if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;

provided that any such notice or other communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

16.3 No Notice to Couponholders

Neither the Trustee nor the Issuer nor any Guarantor shall be required to give any notice to the Couponholders for any purpose under this Trust Deed and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 18 (Notices).

17. LAW AND JURISDICTION

17.1 Governing law

This Trust Deed and the Notes, and any non-contractual obligations arising out of or in connection with this Trust Deed and the Notes, are governed by English law.

17.2 English courts

The courts of England have exclusive jurisdiction to settle any dispute (a Dispute), arising out of or in connection with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes or any non-contractual obligation arising out of or in connection with them) or the consequences of their nullity.

17.3 Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

18. SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

20. COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

EXECUTION CLAUSES

The Issuer

	EXECUTED and DELIVERED as a DEED by	) /s/ Nicolette Henfrey
	Nicolette Henfrey as attorney for	)
	INTERCONTINENTAL HOTELS GROUP PLC	)

Witness:	Signature: /s/ Martin Bennett

Name: Martin Bennett

The Guarantors

	EXECUTED and DELIVERED as a DEED by	)
	INTERCONTINENTAL HOTELS LIMITED	)
	a company incorporated in England and Wales acting by	) /s/ Nicolette Henfrey
	Nicolette Henfrey	)
	a director of the Company and Thomas Singer	) /s/ Tom Singer
	a director of the Company	)

	EXECUTED and DELIVERED as a DEED by	)
	SIX CONTINENTS LIMITED	)
	a company incorporated in England and Wales acting by	) /s/ Nicolette Henfrey
	Nicolette Henfrey	)
	a director of the Company and Thomas Singer	) /s/ Tom Singer
	a director of the Company	)

The Trustee

	EXECUTED as a DEED by Anne Danhaive	)
	as attorney for	) /s/ Anne Danhaive
	HSBC CORPORATE TRUSTEE	)
	COMPANY (UK) LIMITED	)

Witness:	Signature: /s/ Philip Cooper

Name: Philip Cooper